CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 033-19943 on Form N-4 of our report dated February 25, 2021 relating to the consolidated financial statements of Talcott Resolution Life Insurance Company, and of our report dated April 21, 2021 relating to the financial statements of the individual Sub-Accounts which comprise Talcott Resolution Life Insurance Company Separate Account Two.We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

April 29, 2021